Exhibit 10.1

RANGE RESOURCES CORPORATION
AMENDED AND RESTATED

2019 EQUITY-BASED COMPENSATION PLAN

RESTRICTED STOCK AWARD AGREEMENT (Board of Directors)

Participant:	Grant Date:
Grant No.	Number of Shares:

THIS RESTRICTED STOCK AWARD AGREEMENT (the "Agreement") is made effective as of the date shown above between Range Resources Corporation, a Delaware corporation (the "Company"), and the above named Participant (the "Participant") under the RANGE RESOURCES CORPORATION AMENDED AND RESTATED 2019 EQUITY-BASED COMPENSATION PLAN (the "Plan"). Access to a copy of the Plan is being furnished to the Participant concurrently with the execution of this Agreement, and the terms and conditions of the Plan shall be deemed incorporated into this Agreement as if fully set forth. By the execution of this Agreement, the Participant acknowledges receipt of a copy of the Plan. Unless the context otherwise requires, all capitalized terms in this Agreement but not otherwise defined herein shall have the same meaning as set forth in the Plan. To the extent of a conflict between this Agreement and any previous agreement between Participant and Company regarding this Restricted Stock Award, the terms of this Agreement shall control.

NOW THEREFORE, the parties agree as follows:

1.
Restricted Stock Award. The Company hereby grants to the Participant, effective as of the date shown above (the "Grant Date"), in accordance with the terms and conditions set forth in this Agreement and in the Plan, a Restricted Stock Award (the "Restricted Stock Award" or "Award") which provides the Participant the above specified number of restricted shares of Stock (the "Restricted Stock"). The Company shall issue a certificate or certificates representing shares of Restricted Stock or register with the Company's transfer agent the shares in the name of the Participant as soon as reasonably practicable following the Grant Date.
2.
Vesting of Restricted Stock Awards.
(a)
Vesting Period. The Restricted Stock shall vest on the first anniversary following the Grant Date.
(b)
Separation Events. The Restricted Stock shall fully vest if the Participant dies or resigns from the Board due to disability prior to the completion of the vesting period set forth in 2.(a).

In the event the Participant retires from the Board prior to the vesting period set forth in 2.(a), the Award shall be prorated based on the period served during the then-current Board term.

For circumstances not otherwise provided for in this Section 2, the Committee has full authority and discretion under the Plan to determine appropriate vesting, if any, after taking into consideration the specific separation event.

3.
Transferability. This Agreement and all unvested shares of Restricted Stock granted hereunder are not transferable or assignable by the Participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.
4.
Voting Rights; Dividends. The Participant acknowledges that the Participant shall have all rights of a stockholder of the Company following the registration of the Restricted Stock in the Participant's name, including voting rights. Notwithstanding the foregoing, the Participant acknowledges that any ordinary dividends paid by the Company on the shares of Restricted Stock shall be accrued in cash in a bookkeeping account by the Company, without interest. All accrued dividends shall only be paid to the Participant to the extent the related shares of Restricted Stock become vested and shall be paid to the Participant in cash no later than 60 days following the applicable vesting date. Upon any forfeiture of the Restricted Stock Award prior to vesting, all accrued dividends shall be forfeited as well.
5.
Recapitalization or Reorganization. The Restricted Stock is subject to the Plan including but not limited to the Recapitalization and Reorganization provisions set forth in Section 9. of the Plan.
6.
Change in Control. Upon a Change in Control, as defined in the Plan, all unvested Restricted Stock shall become vested.
7.
Information Confidential. As partial consideration for the granting of the Award, the Participant agrees with the Company that the Participant will keep confidential all information and knowledge that the Participant has relating to the terms and conditions of this Agreement; provided, however, that such information may be disclosed as required by law or in connection with exercising any protected whistleblower rights, and may be given in confidence to the Participant's spouse, tax and financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Company, it shall take into consideration that breach in determining whether to recommend the grant of any future similar award to the Participant, as a factor mitigating against the advisability of granting any such future award to the Participant.
8.
Administration. This Agreement shall at all times be subject to the terms and conditions of the Plan as it may, from time to time be amended by the Committee. The Committee shall have sole and complete discretion with respect to all matters reserved to it by the Plan and decisions of the Committee with respect thereto and this Agreement shall be final and binding upon the Participant and the Company. In the event of any conflict between the terms and conditions of this Agreement and the Plan, the provisions of the Plan shall control unless the terms herein specifically indicate that this Agreement shall control.
9.
No Guarantee of Interests. The Company, the Committee and the members of the Board do not guarantee the Restricted Stock from loss or depreciation nor that the Award does or will have any specific value.

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10.
Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.
11.
Notices. All notices required or permitted under this Agreement must be in writing and personally delivered or sent by mail (or electronically) and shall be deemed to be delivered on the date on which it is actually received by the person to whom it is properly addressed. A notice shall be effective when actually received by the Company in writing and in conformance with this Agreement and the Plan.
12.
Successors. This Agreement shall be binding upon the Participant, the Participant's legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.
13.
Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.
14.
Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas without regard to choice of law provisions there under, except to the extent Texas law is preempted by federal law.
15.
Amendment. This Agreement may be amended by the Committee or the Board; provided, however, that no amendment may materially adversely affect the Participant's rights in the Award without Participant's written consent. Notwithstanding the provisions of this Section, this Agreement may be amended by the Committee to the extent necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any changes thereto.
16.
Duty to Furnish Information. Participant agrees to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.
17.
Remedies. The Company shall be entitled to recover from the Participant reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.
18.
Conditions to Delivery of Stock. Nothing in this Agreement shall require the Company to issue any shares of Stock if that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect. At the time of any vesting of any portion of the Award, the Company may, as a condition precedent to such vesting, require from the Participant (or in the event of his death, his legal representatives, heirs, legatees, or distributees) such written representations, if any, concerning the holder's intentions with regard to the retention or disposition of the shares of Stock and such written covenants and agreements, if any, as to the manner of disposal of such shares as, in the opinion of counsel to the Company, may be necessary to ensure that any disposition by that holder (or in the event of the holder's death, his legal representatives, heirs, legatees, or distributees) will not involve a violation of the Securities Act or any similar or

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superseding statute or statutes, any other applicable state or federal statute or regulation, or any rule of any applicable securities exchange or securities association, as then in effect.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer effective as of the Date of Grant shown at the first of this Agreement and Participant has executed the Agreement on the date reflected in the records of the Company.

RANGE RESOURCES CORPORATION

By:

Its:

PARTICIPANT

Signature

Printed Name

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